UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 07, 2012 (Date of earliest event reported)
Corcept Therapeutics (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	000-50679 (Commission File Number)	77-0487658 (IRS Employer Identification Number)

149 Commonwealth, Menlo Park CA (Address of principal executive offices)		94025 (Zip Code)
(Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2012, we executed a transaction (Transaction) with Biopharma Secured Debt Fund II Sub, S.ar.l, a private limited liability company organized under the laws of Luxembourg (Biopharma). Under the terms of the Transaction, we will receive $30 million at the closing, which is anticipated to occur on or about August 16, 2012. In return, we are obligated to make payments, calculated as a percentage of our net sales of Korlym, any future mifepristone-based products and our selective GR-II antagonists (referred to as Covered Products) and any upfront, milestone or other contingent payments received by us with respect to Covered Products. Biopharma's right to receive payments will expire once it has received cumulative payments of $45 million.

Under the terms of the Transaction, our payments are entirely variable, with no fixed minimums. If there are no net sales, upfront, milestone or other contingent payments in a period with respect to Covered Products, then no payment will be due for that period.

We are obligated to make payments as follows:

* 20 percent of our net product sales of Covered Products, beginning with the calendar quarter ending June 30, 2013, subject to quarterly payment caps of $2,250,000 during 2013, $3,000,000 during 2014 and $3,750,000 during 2015. There is no quarterly cap on payments with respect to net product sales in 2016 and later.

* 20 percent of upfront, milestone and other contingent payments received under co-promotion and out-license agreements for Covered Products (without application of quarterly caps), provided however, that any amounts received under such agreements after the Transaction's effective date of August 2, 2012 but before June 30, 2013 would be deferred and made simultaneously with the payment for the calendar quarter ending June 30, 2013.

To secure our obligations in connection with this Transaction, we granted Biopharma a security interest in our rights in patents, trademarks, trade names, domain names, copyrights, know-how and regulatory approvals related to the Covered Products, all books and records relating to the foregoing and all proceeds of the foregoing (the Collateral). If we (i) fail to deliver a royalty payment when due and do not remedy that failure within 30 days, (ii) fail to maintain a first-priority perfected security interest in the Collateral in the United States and do not remedy that failure within five business days of receiving notice of such failure or (iii) become subject to an event of bankruptcy, then Biopharma may attempt to recover up to $45 million (after deducting any payments we have already made).

Pursuant to the Transaction, we may not: (i) incur indebtedness greater than the sum of Earnings Before Interest, Taxes, Depreciation and Amortization, including such items as non-cash stock-based compensation, (EBITDA) for the four calendar quarters preceding such incurrence (the Indebtedness Covenant); (ii) pay a dividend or other cash distribution, unless we have cash and cash equivalents in excess of $50 million after such payment; (iii) amend or restate our certificate of incorporation or bylaws unless such amendments or restatements do not affect Biopharma's interests under the agreement; and (iv) encumber the Collateral.

The percentage used to calculate our payments to Biopharma would increase to 50 percent and any applicable payment caps would lapse if we (i) fail to provide Biopharma with certain information regarding our promotion and sales of Covered Products, (ii) do not devote a commercially reasonable amount of resources to the promotion and marketing of the Covered Products, or (iii) violate the Indebtedness Covenant and, in each case, fail to cure within the applicable cure period.

Upon a Corcept change of control transaction, as defined in the agreement, Biopharma will be automatically entitled to receive any amounts not previously paid, up to our maximum repayment obligation of $45 million. As defined in the agreement, "Change in Control" includes, among other things, (i) a greater than 50 percent change in the ownership or Board composition of Corcept and (ii) the licensing of Korlym to a third party for sale in the United States.

* * *

The foregoing description of the terms of the Transaction is qualified in its entirety by reference to the provisions of the Transaction agreement, which will be filed as an exhibit to Corcept's Quarterly Report on Form 10-Q for the quarter ending September 30, 2012.

Item 1.02. Termination of a Material Definitive Agreement

Effective August 7, 2012, we terminated our Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited (Kingsbridge). We had entered into the CEFF in March 2008. By its terms, the CEFF gave us the right to terminate at any time, without penalty.

Under the terms of the terminated CEFF, Kingsbridge had committed to provide up to $60 million of capital in exchange for newly-issued shares of our common stock. The decision whether to issue shares to Kingsbridge under the CEFF and the amount of any issuances were in Corcept's sole discretion, subject to certain conditions. Pursuant to the CEFF, Corcept granted Kingsbridge a warrant (Warrant) to purchase up to 330,000 shares of Corcept's common stock at $3.525 per share, which Warrant will expire on September 25, 2013. Corcept further agreed to file and keep effective a registration statement covering the resale of any shares issued under the CEFF and the shares issuable upon the exercise of the Warrant issued to Kingsbridge. The Warrant and Corcept's registration obligations survive the termination of the CEFF.

Through the date of termination, we had raised a total of approximately $2.6 million from the sale of stock under the CEFF.

There was no material relationship between the registrant or its affiliates and Kingsbridge or its affiliates other than pursuant to the terminated CEFF, the Warrant, and the registration rights agreement between Corcept and Kingsbridge.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

(a) The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Transaction is hereby incorporated by reference.

Item 8.01. Other Events

On August 7, 2012, we issued a press release entitled "Corcept Therapeutics Announces $30 Million Synthetic, Capped Royalty Transaction; Terminates Committed Equity Financing Facility"

A copy of the press release, dated August 7, 2012, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The contents of the press release are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

* * *

Statements made in this news release, other than statements of historical fact, are forward-looking statements. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. For example, there can be no assurances regarding the amount of Corcept's revenues from Korlym or any other source, Korlym's acceptance by physicians and patients, the reimbursement decisions of government or private insurances, the FDA's response to any of the company's future submissions, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug Designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's product development efforts. These and other risks are set forth in the company's SEC filings, all of which are available from the company's website (http://www.corcept.com) or from the SEC's website (http://www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this news release.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Corcept Therapeutics dated August 07, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 07, 2012	CORCEPT THERAPEUTICS By: /s/ G. Charles Robb G. Charles Robb Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Corcept Therapeutics dated August 07, 2012